EXHIBIT 99.1

Oil States Secures Extension of Kearl Construction Accommodations Contract and Announces the Award of a Ten-Year Permanent Staff Residence Contract

HOUSTON and EDMONTON, Alberta, Sept. 10, 2012 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE:OIS) announced today that the Company's Canadian accommodations subsidiary, PTI Group Inc. ("PTI"), was awarded a two-and-a-half-year extension by Imperial Oil Ltd. ("IOL" or "Imperial") to provide accommodations for IOL's employees in support of the expansion phase of the Kearl oil sands development. The extension term commences April 1, 2013 and extends into 2015, utilizing rooms at PTI's Wapasu Creek Lodge and Henday Lodge. In addition to the construction camp contract extension, PTI was awarded a ten-year contract in support of future operations personnel working on the Kearl project. PTI will utilize a portion of its existing Wapasu Creek Lodge for Imperial's permanent staff residence which will initially consist of 675 rooms and increase over the term of the contract which extends to August 31, 2022.

"Securing the construction contract extension at Wapasu Creek was one of our top priorities. We are pleased to extend our relationship with Imperial beyond their construction camp needs into permanent staff operations," stated Cindy B. Taylor, Oil States' President and Chief Executive Officer. "Through partnering with our customers under longer term contracts, we believe we can offer a high level of service and operational excellence. These long-term contracts are a testament to the value we provide at our first-class accommodations facilities which afford us revenue visibility extending into 2022."

PTI's President and Chief Executive Officer, Ron Green, further commented, "We have operated for Imperial Oil for several years now, and our teams have worked diligently towards the successful delivery of accommodations services."

Oil States International, Inc. is a diversified oilfield services company and is a leading, integrated provider of remote site accommodations with prominent market positions in the Canadian oil sands and the Australian mining regions.  Oil States is also a leading manufacturer of products for deepwater production facilities and subsea pipelines as well as a provider of completion-related rental tools, oil country tubular goods distribution and land drilling services to the oil and gas industry.  Oil States International, Inc. is a publicly traded company on the New York Stock Exchange under the ticker symbol OIS. For more information on the Company, please visit Oil States International's website at http://www.oilstatesintl.com.

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PTI Group is one of North America's largest fully integrated suppliers of remote site services providing temporary and permanent workforce accommodations, food services, facility management, and water and wastewater services to resource industries worldwide.

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included therein will be based on then current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry and other factors discussed within the "Business" and "Risk Factors" sections of the Form 10-K for the year ended December 31, 2011 filed by Oil States with the SEC on February 17, 2012 and the "Risk Factors" section of the Form 10-Q for the three months ended June 30, 2012 filed by Oil States with the SEC on August 3, 2012.

CONTACT: Company Contact:
         Bradley J. Dodson
         Oil States International, Inc.
         713-652-0582